Exhibit 10.4

BIORESTORATIVE THERAPIES, INC.

40 Marcus Drive

Melville, New York 11747

November 21, 2022

Regenerative Sciences, LLC

Regenexx, LLC

403 Summit Blvd., Suite 201

Broomfield, Colorado 80021

Re: License Agreement

Gentlemen:

Reference is made to the License Agreement, dated as of January 27, 2012, between BioRestorative Therapies, Inc. (“BRT”) and Regenerative Sciences, LLC (“RSI”), as amended (the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

The Parties acknowledge and agree that the Patent Rights have been assigned by RSI to Regenexx, LLC (“Regenexx”) and that, pursuant to a letter agreement, dated as of September 24, 2019, among BRT, RSI and Regenexx, the rights and obligations of RSI under the Agreement have been assigned to and assumed by Regenexx.

The Parties hereby agree as follows:

1. Section 5.1 of the Agreement is hereby terminated and of no further force or effect. Accordingly, the grant to BRT of the perpetual, exclusive, irrevocable, royalty-bearing, sublicensable and transferable Licenses pursuant to Section 2.1(a) of the Agreement is unconditional and not subject to any limitation in any respect; provided, however, that the foregoing shall not be deemed to limit the sublicenses granted to Licensor pursuant to Section 2.1(c) of the Agreement. For the sake of clarity, the Parties acknowledge and agree that the exclusive nature of the Licenses granted to BRT pursuant to the Agreement has remained in effect for a continuous uninterrupted period since the Effective Date and, notwithstanding anything in the Agreement to the contrary, shall continue in effect in perpetuity subject to the obligation of BRT to pay royalties as set forth in the Agreement.

2. Each of RSI and Regenexx represents and warrants that, to date, except for the rights granted to BRT pursuant to the Agreement and except as contemplated by Section 2.1(d) of the Agreement, it has not granted to any Person any license or other right with respect to the Intellectual Property Rights that have been licensed to BRT pursuant to the Agreement.

3. In consideration of the foregoing, (a) within thirty (30) days of the date hereof, BRT shall pay to Regenexx one hundred seventy-five thousand dollars ($175,000) by wire transfer to an account designated in writing by Regenexx, and (b) concurrently with the execution hereof, BRT shall deliver to Regenexx a warrant for the purchase of up to fifty-one thousand three hundred seventy (51,370) shares of common stock of BRT.

4. Regenexx represents and warrants that (a) all reports provided pursuant to Section 4.6(b) of the Agreement have been true and complete in all material respects, giving effect to the additional $71,100 royalty payment made by Regenexx in August 2022 following the completion of its internal audit of the procedures completed and (b) for the Calendar Quarter ended June 30, 2022, $31,700 is payable by Regenexx to BRT pursuant to Section 4.4 of the Agreement. Regenexx shall pay BRT the $31,700 by wire transfer within five (5) days of receipt of an invoice from BRT with regard thereto. Based upon the foregoing, BRT hereby agrees that it will not assert any claims for additional royalties payable by Regenexx to BRT pursuant to Section 4.4 of the Agreement with regard to procedures performed through June 30, 2022.

5. Regenexx understands and agrees that the Company is relying and may rely upon the following representations, warranties, acknowledgements, consents, confirmations and covenants made by Regenexx in entering into this letter agreement:

(a) Regenexx recognizes that the acquisition of the Warrant involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Regenexx may not be able to liquidate its investment in the event of emergency; (ii) transferability is extremely limited; and (iii) Regenexx could sustain a complete loss of its investment.

(b) Regenexx represents that it (i) is competent to understand and does understand the nature of this investment; and (ii) is able to bear the economic risk of this investment.

(c) Regenexx represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). Regenexx meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Accredited Investor Certification attached hereto.

(d) Regenexx represents and warrants that it has significant prior investment experience, including investment in restricted securities, and that it has read this letter agreement in order to evaluate the merits and risks of the investment.

(e) Regenexx represents and warrants that it has reviewed the Warrant and all reports, statements and other documents regarding the Company that have been filed with the Securities and Exchange Commission (collectively, the “SEC Reports”), including the risk factors set forth in the Company’s latest Annual Report on Form 10-K and other filings, as applicable. Regenexx also represents and warrants that it has been furnished by the Company with all information regarding the Company which it had requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the Company, and any additional information which it had requested for the purpose of verifying the information set forth in the SEC Reports; and that it has had the opportunity to consult with its own tax or financial advisor concerning an investment in the Company. Regenexx confirms that no oral representations have been made or oral information furnished to Regenexx or its advisers in connection with this letter agreement that are inconsistent in any respect with the SEC Reports, this letter agreement or the Warrant.

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(f) Regenexx acknowledges that this offering has not been reviewed by the SEC because it is intended to be a non-public offering pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. Regenexx represents and warrants that the Warrant is being and will be acquired for its own account, for investment and not for distribution to others. Regenexx agrees that it will not sell, transfer or otherwise dispose of the Warrant or any portion thereof, unless it is registered under the Act or unless an exemption from such registration is available.

(g) Regenexx consents that the Company shall, if it desires, permit the transfer of the Warrant by Regenexx out of its name only when its request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively, “Securities Laws”). Regenexx agrees to be bound by any requirements of such Securities Laws.

(h) Regenexx acknowledges and agrees that the Company is relying on Regenexx’s representations contained in this letter agreement in determining whether to enter into this letter agreement.

(i) Regenexx consents to the placement of a legend on the Warrant stating that it has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Regenexx is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Warrant.

(j) Regenexx represents and warrants that the address to send notices to Regenexx set forth on the cover page hereof is Regenexx’s true and correct address.

(k) Regenexx represents and warrants that it is unaware of, is in no way relying on, and did not become aware of, this offering through, or as a result of, any form of general solicitation or advertising, including, without limitation, articles, notices, advertisements or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where the attendees have been invited by any such means of general solicitation or advertising.

(l) Regenexx represents and warrants to the Company that any information which Regenexx has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company.

(m) Regenexx represents and warrants that it was not formed for the specific purpose of acquiring the Warrant, it is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, its charter or other organizational documents, it has full power and authority to execute and deliver this letter agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to acquire and hold the Warrant, the execution and delivery of this letter agreement has been duly authorized by all necessary action, this letter agreement has been duly executed and delivered on behalf of Regenexx and is a legal, valid and binding obligation of Regenexx.

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(n) Regenexx represents and warrants that the execution and delivery of this letter agreement will not violate or be in conflict with any order, judgment, injunction, agreement or other document to which Regenexx is a party or by which it is bound.

(o) THE WARRANT OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE AND IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE WARRANT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE SEC REPORTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(p) Regenexx represents and warrants that neither its managers nor its members have adopted any resolutions relative to the distribution of the Warrant, or any portion thereof, to its members and have no present intention to do so.

6. Each of RSI and Regenexx, on behalf of themselves and their respective Affiliates and the respective officers, directors, employees, agents and representative of RSI and Regenexx and their Affiliates (the “Covenanting Parties”), agrees that it will not in any way disparage BRT or its officers or directors, or make or solicit any comments, statements or the like, that may be considered to be derogatory or detrimental to the good name or business reputation of BRT or its officers or directors. Each of RSI and Regenexx, on behalf of themselves and their respective Covenanting Parties, similarly agrees not to otherwise take or condone any action which is intended, or would reasonably be expected, to harm BRT, to impair BRT’s reputation, or to lead to unwanted or unfavorable publicity to BRT.

7. The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provision of this letter agreement, and each provision of this letter agreement shall be severable and enforceable to the extent permitted by law.

8. BRT, RSI and Regenexx agree that this letter agreement shall constitute an amendment to, and shall be incorporated in, the Agreement.

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As amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Except as provided for herein, nothing in this letter agreement shall be deemed to waive any rights that any Party has under or pursuant to the Agreement.

Sincerely,

BIORESTORATIVE THERAPIES, INC.

By:
Lance Alstodt
Chief Executive Officer

AGREED:

REGENERATIVE SCIENCES, LLC

By:
Name:
Title:

REGENEXX, LLC

By:
Name:
Title:

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BIORESTORATIVE THERAPIES, INC.

Accredited Investor Certification

(Initial the appropriate box(es))

Regenexx represents and warrants that it, he or she is an “accredited investor” based upon the satisfaction of one or more of the following criteria:

_____	(1) he or she is a natural person who has a net worth or joint net worth with his or her spouse in excess of $1,000,000 at the date hereof[1]; or

_____	(2) he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	(3) he or she is a director or executive officer of the Company; or

_____	(4) it is either (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act, (e) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is a bank, savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who otherwise meet these suitability standards; or

1 For purposes of calculating net worth:

(i) The undersigned’s primary residence shall not be included as an asset;

(ii) Indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the date hereof, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) Indebtedness that is secured by the undersigned’s primary residence in excess of the estimated fair market value of the primary residence at the date hereof shall be included as a liability.

_____	(5) it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

_____	(6) it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Warrants offered hereby, with total assets in excess of $5,000,000; or

_____	(7) it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Warrants, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

_____	(8) it is a corporation, partnership or other entity, and each and every equity owner of such entity initials a separate Accredited Investor Certification pursuant to which it, he or she certifies that it, he or she meets the qualifications set forth in either (1), (2), (3), (4), (5), (6) or (7) above.

REGENEXX, LLC

By:

November 21 , 2022
Dated